EXHIBIT 21

	Subsidiary Name	Jurisdiction of Incorporation
Adtalem Global Education Inc.		Delaware
Subsidiaries:	Adtalem Escrow Corporation	Delaware
	Adtalem Global Health, Inc.	New York
	Ross University Services, Inc.[1]	Delaware
	International Education Holdings, Inc.[2,3]	Delaware
	Becker Professional Development Corporation[3]	Delaware
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain University LLC[4]	Delaware
	Integrated Education Solutions LLC	Delaware
	AUC School of Medicine B.V.	St. Maarten
	Adtalem Canada LLC	Delaware
	OCL Financial Services LLC	Delaware
	Walden e-Learning, LLC	Delaware
	Walden University, LLC[5]	Florida

Becker Professional
Development
Corporation
Subsidiaries:	Newton Becker LTD	Hong Kong
	Becker CPA Review LTD	Israel
	AGM Acquisition Corp.	Delaware
	Alert Global Media LLC[6]	Delaware
	Association of Certified Anti-Money Laundering Specialists LLC[3,7]	Delaware

Association of Certified Anti-Money Laundering Specialists LLC
Subsidiaries:	ACAMS (Australia) Pty. Ltd.	Australia
	ACAMS (HK) Ltd.	Hong Kong
	ACAMS Consulting (Beijing) Co.[8]	Beijing
	ACAMS (Taiwan) Limited[8]	Taiwan
	ACAMS AFC Training (Canada) Inc.	Canada
	ACAMS (UK) Ltd.	United Kingdom
	ACAMS France SAS	France
	ACAMS GRC (India) LLP[9]	India
	ACAMS Japan K.K.	Japan
	ACAMS Mexico, S. de R.L. de C.V.[9]	Mexico
	ACAMS North America Chapters, Inc.	Florida
	ACAMS (Panama) S. de R.I.[9]	Panama
	ACAMS (Singapore) Pte. Ltd.	Singapore

International Education Holdings, Inc.
Subsidiaries:	Global Education International, Inc.	Barbados
	Ross University Management, Inc.[10]	St. Lucia
	Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited[11]	St. Kitts
	DeVry Medical International (Bahamas) Ltd.[11]	Bahamas
	RUSM (Barbados) Inc.[11]	Barbados

Ross University School of Medicine, School of Veterinary Medicine Limited[12]	Dominica
Global Education International B.V.	The Netherlands
ACAMS GRC GmbH[13]	Frankfurt am Main
SDP – Software Development Portugal, Unipessoal Lda.[13]	Portugal
Becker Professional Development International Limited[13]	United Kingdom
Neev Knowledge Management Private Limited[13,14]	India

*Subsidiary listing as of August 19, 2021

[1]	Subsidiary of Adtalem Global Health, Inc.
[2]	1% owned by Adtalem Global Education Inc. and 99% owned by Ross University Services, Inc.
[3]	Subsidiaries of Association of Certified Anti-Money Laundering Specialists, LLC, Becker Professional Development Corporation, and International Education Holdings, Inc. are listed below.
[4]	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.
[5]	Subsidiary of Walden e-Learning, LLC
[6]	Subsidiary of AGM Acquisition Corp.
[7]	Subsidiary of Alert Global Media LLC
[8]	Subsidiary of ACAMS (HK) Ltd.
[9]	1% owned by International Education Holdings, Inc. and 99% owned by Association of Certified Anti-Money Laundering Specialists LLC
[10]	Subsidiary of Global Education International, Inc., a Barbados company
[11]	Subsidiary of Ross University Management, Inc. a St. Lucia company
[12]	Subsidiary of RUSM (Barbados) Inc.
[13]	Subsidiary of Global Education International B.V., a Netherlands company
[14]	71.04% owned by Global Education International B.V.